UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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MEDALIST DIVERSIFIED REIT, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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August 19, 2021

Dear Fellow Medalist Diversified REIT Stockholder,

The Annual Meeting of Stockholders of Medalist Diversified REIT is scheduled to be held on September 16, 2021. To date, we have not received your proxy vote.

There are two proposals on the ballot: election of five directors to hold office for one year terms and the ratification of Cherry Bekaert LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021.

Each stockholder’s vote matters and is important regardless of the number of shares you own. The Company requests that its stockholders please take the time to read and respond to the Company’s proxy materials that were previously provided to them and vote promptly. Voting over the phone or on the Internet will require stockholders to have their proxy control number available. The control number is printed on the voting instruction form (“VIF”) or proxy card enclosed with this letter or in the email you received from your brokerage firm or custodian bank. There are several ways to vote your shares, including the internet: https://central.proxyvote.com/pv/web, by telephone or signing, dating and returning the VIF or proxy card you received by mail.

Stockholders who have sold their shares but were a holder of record at the close of business on June 25, 2021, the record date for the Annual Meeting, remain entitled to vote. The Board encourages stockholders vote “FOR” each of the proposals

Proxies submitted to date for the Annual Meeting continue to be valid and will be voted at the Annual Meeting on September 16, 2021 in accordance with the stockholder’s instructions.

If you need assistance with voting your shares, please call Medalist’s proxy solicitor, Laurel Hill Advisory Group, at 888-742-1305. Please take the time to vote today and help us avoid further expense of additional reminder mailings.

Thank you for your continued investment in Medalist Diversified REIT.

Sincerely,

Thomas E. Messier

Chairman and Chief Executive Officer

About Medalist Diversified REIT Inc.

Medalist Diversified REIT Inc. is a Virginia-based real estate investment trust that specializes in acquiring, owning and managing value-add commercial real estate in the Mid-Atlantic and Southeast regions. The Company’s strategy is to focus on value-add and opportunistic commercial real estate which is expected to provide an attractive balance of risk and returns. Medalist utilizes a rigorous, consistent and replicable process for sourcing and conducting due diligence of acquisitions. The Company seeks to maximize operating performance of current properties by utilizing a hands-on approach to property management while monitoring the middle market real estate markets in the southeast for acquisition opportunities and disposal of properties as considered appropriate.